UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 28, 2014, ARIAD Pharmaceuticals, Inc. (the “Company”) extended the terms of employment until December 31, 2016 for each of its executive officers other than Harvey J. Berger, M.D., Chairman and Chief Executive Officer, and Hugh M. Cole, Senior Vice President, Chief Business Officer, whose terms of employment already extend until December 31, 2016. A summary of these changes is attached hereto and incorporated by reference herein as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On April 28, 2014, the Company’s Board of Directors (the “Board”) adopted the Amended and Restated Bylaws of ARIAD Pharmaceuticals, Inc. to provide that directors must be elected by a majority of votes cast in uncontested elections and by a plurality of votes cast in contested elections. This change will be in effect for the election of directors starting with this year’s annual meeting of stockholders, to be held on June 25, 2014.

In connection with this change, the Board also adopted a director resignation policy as part of the Company’s Corporate Governance Guidelines. Under this policy, the Board will only nominate directors for election or re-election who have submitted an irrevocable letter of resignation that will be effective upon (1) their failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which they face reelection and (2) acceptance of such resignation by the Board. If an incumbent director fails to receive the number of votes required for reelection, the Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation for prompt consideration to the Board, who, with the director in question abstaining, will decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. Such factors may include the stated reasons why stockholders voted against such director’s reelection, the qualifications of the director and whether accepting the resignation would cause us to fail to meet any applicable listing standards or would violate state law.

Sections 2.6.1(3)(a), 2.11, 2.13.1(c), and 3.2 of the Amended and Restated Bylaws have been revised in order to implement these changes. A copy of the Amended and Restated Bylaws, marked to show these changes, is attached hereto and incorporated by reference herein as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit No.	Description

3.1	ARIAD Pharmaceuticals, Inc. Amended and Restated Bylaws

10.1	Amendments to Executive Employment Agreements, dated April 28, 2014 (solely to extend term)+

(+)	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date: May 1, 2014

Exhibit Index

Exhibit No.	Description

3.1	ARIAD Pharmaceuticals, Inc. Amended and Restated Bylaws

10.1	Amendments to Executive Employment Agreements, dated April 28, 2014 (solely to extend term)+

(+)	Management contract or compensatory plan or arrangement

4